JOHN HANCOCK INVESTMENT TRUST III

John Hancock Large Cap Growth Fund


Abolition of John Hancock Large Cap Growth Fund and
Amendment of Section 5.11


Abolition of John Hancock Large Cap Growth Fund

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Large Cap Growth Fund (Class A Shares, Class B Shares, and Class C Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Large Cap Growth Fund, Class A Shares, Class B Shares, and Class C Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of June 7, 2005.


Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective June 7, 2005, as follows:

     1. Section 5.11 (a) shall be deleted and replaced with the following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Greater China Opportunities Fund, John Hancock International Fund and John Hancock Mid Cap Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares and Class I Shares (the "Existing Shares).

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     IN WITNESS  WHEREOF,  the undersigned  have executed this instrument on the
7th day of June 2005.


_________________________________
James F. Carlin

_________________________________
John A. Moore

_________________________________
Richard P. Chapman, Jr.

_________________________________
Patti McGill Peterson

_________________________________
William H. Cunningham

_________________________________
Steven R. Pruchansky

_________________________________
Ronald R. Dion

_________________________________
Norman H. Smith

_________________________________
Charles L. Ladner

_________________________________
James A. Shepherdson



     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




John Hancock Investment Trust III
Abolishment of a Series
John Hancock Large Cap Growth Fund


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